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ALL AMERICAN SEMICONDUCTOR, INC. AND SUBSIDIARIES                                                      EXHIBIT 11.1

STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)

YEARS ENDED DECEMBER 31                                                    1997              1996              1995
-------------------------------------------------------------------------------------------------------------------

BASIC EARNINGS (LOSS) PER SHARE:

Net Income (Loss)............................................   $     3,250,000   $    (9,920,000) $      1,886,000
                                                                ===============   ===============  ================

Weighted Average Shares Outstanding..........................        19,672,559        19,742,849        15,241,458
                                                                ===============   ===============  ================

Basic Earnings (Loss) Per Share..............................            $  .17            $ (.50)           $  .12
                                                                         ======            ======            ======

DILUTED EARNINGS (LOSS) PER SHARE:

Net Income (Loss)............................................   $     3,250,000   $    (9,920,000) $      1,886,000
                                                                ===============   ===============  ================

Weighted Average and Dilutive Shares:
  Weighted average shares outstanding........................        19,672,559        19,742,849        15,241,458
  Dilutive shares............................................           112,278           362,912           625,408
                                                                ---------------   ---------------  ----------------
                                                                     19,784,837        20,105,761        15,866,866
                                                                ===============   ===============  ================

Diluted Earnings (Loss) Per Share............................            $  .16            $ (.49)           $  .12
                                                                         ======            ======            ======
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